EXHIBIT 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Product Revenues:
Carrier Systems	$111,044	$113,950	$330,522	$342,327
Business Networking	39,127	39,746	108,718	119,634
Loop Access	7,907	9,196	21,811	24,064

Total	$158,078	$162,892	$461,051	$486,025

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$94,116	$96,084	$279,656	$285,920
Optical (included in Carrier Systems)	13,733	13,686	42,669	42,308
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	38,123	38,630	105,440	116,562

Total Core Products	145,972	148,400	427,765	444,790

Percentage of Total Revenue	92%	91%	93%	92%
HDSL (does not include T1) (included in Loop Access)	7,397	8,400	20,499	22,075
Other Products (excluding HDSL)	4,709	6,092	12,787	19,160

Total Legacy Products	12,106	14,492	33,286	41,235

Percentage of Total Revenue	8%	9%	7%	8%
Total	$158,078	$162,892	$461,051	$486,025

Segment Revenues:
Carrier Networks	$131,273	$132,972	$382,684	$394,589
Enterprise Networks	26,805	29,920	78,367	91,436

Total	$158,078	$162,892	$461,051	$486,025

Sales by Geographic Region:
United States	$119,476	$98,623	$307,344	$288,344
International	38,602	64,269	153,707	197,681

Total	$158,078	$162,892	$461,051	$486,025